EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-276044) of Graham Holdings Company of our report dated June 27, 2025 relating to the financial statements and supplemental schedule of The Kaplan, Inc. Tax Deferred Savings Plan for Salaried Employees, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Miami, FL
June 27, 2025